CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Annual Report" in the Statement of Additional Information, both included in Post-Effective Amendment Number 2 to the Registration Statement (Form N-1A, No. 333-49374) of Appleton Equity Growth Fund and to the use of our report dated February 3, 2003, incorporated by reference therein.


                                                    /s/ ERNST & YOUNG LLP
Cincinnati, Ohio
April 25, 2003

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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of the Appleton Equity Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP

Columbus, Ohio
April 30, 2003